Exhibit 5.1
PILLSBURY WINTHROP SHAW PITTMAN LLP
P.O. BOX 7880
SAN FRANCISCO, CA 94120
Tel: (415) 983-1000
Fax: (415) 983-1200
September 20, 2005
Genomic Health, Inc.
301 Penobscot Drive
Redwood City, CA 94063
          Re: Registration Statement on Form S-1
Ladies and Gentlemen:
We are acting as counsel for Genomic Health, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Registration No. 333-126626) relating to the registration under the Securities Act of 1933 (the “Act”), of 5,769,230 shares of Common Stock, par value $0.0001 per share (the “Common Stock”) of the Company, all of which are authorized but heretofore unissued shares (including 752,508 shares subject to the underwriters’ over-allotment option) to be offered and sold by the Company. Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act (a “Rule 462(b) Registration Statement”) is herein referred to as the “Registration Statement.”
We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold by the Company (including any shares of Common Stock registered pursuant to a Rule 462(b) Registration Statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable. This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Pillsbury Winthrop Shaw Pittman LLP